EXHIBIT 21.1

                    SUBSIDIARIES OF HENLEY HEALTHCARE, INC.

The following is a list of all of the domestic subsidiaries of the Company as of December 31, 1998:

                                                                         PERCENTAGE
        DOMESTIC SUBSIDIARIES               STATE OF INCORPORATION       OWNERSHIP
-------------------------------------   ------------------------------   ---------
Garvey Company.......................             Minnesota                  100%
Health Career Learning Systems,
  Inc. ..............................              Michigan                  100%
Henley Acquisition Corp. ............               Texas                    100%
Med-Quip, Inc. ......................              Georgia                   100%
NCI, Inc. ...........................              Michigan                  100%

The following is a list of all of the foreign subsidiaries of the Company as of December 31, 1998:

                                                                         PERCENTAGE
        FOREIGN SUBSIDIARIES            JURISDICTION OF INCORPORATION    OWNERSHIP
-------------------------------------   ------------------------------   ---------
Enraf-Nonius, B.V. ..................          The Netherlands               100%
Enraf-Nonius, N.V. ..................              Belgium                   100%
Enraf-Nonius Medizinelektronik
  GMBH...............................              Germany                   100%
Enraf-Nonius Medical Equipment Co.
  Ltd. ..............................              Thailand                   40%
Stats Doyer Hydrotherapie S. A. .....               France                    25%
Enraf-Nonius S.A.France..............               France                  99.7%